UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 9, 2026

Date of Report (Date of earliest event reported)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2026, Sunoco LP (NYSE: SUN) (the “Partnership”) completed a private offering to eligible purchasers (the “Notes Offering”) of (i) $600 million in aggregate principal amount of its 5.375% Senior Notes due 2031 (the “2031 Notes”) and (ii) $600 million in aggregate principal amount of its 5.625% Senior Notes due 2034 (the “2034 Notes” and, collectively with the 2031 Notes, the “Notes”), along with the related guarantees of the Notes. The Partnership received net proceeds of approximately $1,187.5 million from the Notes Offering, after deducting the initial purchasers’ discount and commissions and estimated offering expenses, and the Partnership intends to use such net proceeds to redeem in full (i) NuStar Logistics, L.P.’s 6.000% senior notes due 2026, and (ii) the Partnership’s 6.000% senior notes due 2027 (the “Sunoco 2027 Notes”), with the remaining proceeds to be used for general partnership purposes, which may include repayment of additional indebtedness. Prior to the redemption of the Sunoco 2027 Notes, the Partnership may use the net proceeds from the Notes Offering to repay outstanding borrowings under its revolving credit facility.

The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers in reliance on Rule 144A and Regulation S under the Securities Act.

Indenture and Senior Notes

The Notes were issued under and are governed by an indenture dated March 9, 2026 (the “Indenture”), among the Partnership, certain subsidiary guarantors of the Partnership (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The 2031 Notes will mature on July 15, 2031, and the 2034 Notes will mature on July 15, 2034. Interest on the Notes is payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing on July 15, 2026.

The Notes are senior unsecured obligations of the Partnership and are guaranteed on a senior unsecured basis by all of the Partnership’s current subsidiaries that guarantee its obligations under the Partnership’s revolving credit facility, as well as by certain of its future subsidiaries. The Notes and related guarantees are unsecured and rank equally with all of the Partnership’s and each Guarantor’s existing and future senior obligations. The Notes and related guarantees are senior in right of payment to all of the Partnership’s and each Guarantor’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and related guarantees are effectively subordinated to the Partnership’s and each Guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the Notes.

The Partnership may, at its option, redeem some or all of the 2031 Notes at any time on or after March 15, 2028, at the redemption prices specified in the Indenture. Prior to such time, the Partnership may redeem some or all of the 2031 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2031 Notes redeemed, plus a customary “make-whole premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before March 15, 2028, the Partnership may redeem up to 40% of the aggregate principal amount of the 2031 Notes with an amount of cash not greater than net cash proceeds from certain equity offerings at the redemption prices specified in the Indenture.

The Partnership may, at its option, redeem some or all of the 2034 Notes at any time on or after March 15, 2029, at the redemption prices specified in the Indenture. Prior to such time, the Partnership may redeem some or all of the 2034 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2034 Notes redeemed, plus a customary “make-whole premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before March 15, 2029, the Partnership may redeem up to 40% of the aggregate principal amount of the 2034 Notes with an amount of cash not greater than net cash proceeds from certain equity offerings at the redemption prices specified in the Indenture.

Upon the occurrence of a Change of Control (as defined in the Indenture), which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 60 days after the consummation of the transaction, each holder of the Notes may require the Partnership to repurchase all or a portion of the holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains customary events of default (each an “Event of Default”) with respect to each series of the Notes, including the following:

(1) default for 30 days in the payment when due of interest on the Notes of the applicable series;

(2) default in the payment when due (at stated maturity, upon optional or mandatory redemption or otherwise) of the principal of, or premium, if any, on the Notes of that series;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a Change of Control offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a Change of Control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice by the Trustee or holders of 30% in aggregate principal amount of the Notes of the applicable series then outstanding to comply with its obligations to furnish the holders of the Notes of such series and the Trustee certain reports;

(5) failure by the Partnership or any Guarantor for 60 days after written notice by the Trustee or holders of 30% in aggregate principal amount of the Notes of the applicable series then outstanding to comply with any of its other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of the Partnership or any Guarantor (or the payment of which is guaranteed by the Partnership or any Guarantor) whether the indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”) or (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, that if, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded or (iii) such indebtedness is repaid during the ten business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) except as permitted under the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding Notes of a series may declare the principal and accrued and unpaid interest on the Notes of that series to be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes of each series will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes of such series. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes of each series may rescind any such acceleration with respect to the Notes of such series and its consequences.

The above description of the Indenture, the Notes and the guarantees is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Indenture under the heading “Indenture and Senior Notes” is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 9, 2026, by and among Sunoco LP, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner
Date: March 9, 2026
	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer

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